                                                                    EXHIBIT 99.7

                         BENEFICIAL OWNER ELECTION FORM

                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Series A Cumulative Preferred Stock of Fedders Corporation ("Fedders").

     This will instruct you whether to exercise rights to purchase shares of Fedders' Series A Cumulative Preferred Stock distributed with respect to the shares of Fedders' common stock or Class B stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Fedders Corporation Subscription Rights Certificates."

       Box 1.  [ ]   Please DO NOT EXERCISE RIGHTS for shares of Series A
                     Cumulative Preferred Stock.
       Box 2.  [ ]   Please EXERCISE RIGHTS for shares of Series A Cumulative
                     Preferred Stock as set forth below.

                                          NUMBER     SUBSCRIPTION
                                         OF RIGHTS      PRICE                  PAYMENT
                                         ---------   ------------   ------------------------------
Basic Subscription Right:                        X            =     $    (Line 1)
Over-Subscription Right:                         X            =     $    (Line 2)
                            Total Payment Required            =     $    (Sum of Lines 1 and 2;
                                                                         must equal total of
                                                                         amounts in Boxes 3
                                                                         and 4.)

       Box 3.  [ ]   Payment in the following amount is enclosed $        .
       Box 4.  [ ]   Please deduct payment from the following account maintained by you as follows:

       ------------------------              ------------------------------
       Type of Account                       Account No.

       Account to be deducted:                         $ ---------------------------
                                             --------------------------------------------------
                                             --------------------------------------------------
                                                                SIGNATURE(S)
                                                    Please type or print name(s) below:
                                             --------------------------------------------------
                                             --------------------------------------------------

Date:                , 2003